Exhibit 99.2

CONSENT OF MACQUARIE CAPITAL (USA) INC.

Xenith Bankshares, Inc.

One James Center, 901 E. Cary Street

Suite 1700

Richmond, Virginia 23219

Attention: Board of Directors

RE:                           Proxy Statement of Xenith Bankshares, Inc. (“XBKS”)/Prospectus of Hampton Roads Bankshares, Inc. (“HRB”) which forms part of the Registration Statement on Form S-4 of HRB (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated February 10, 2016, to the Board of Directors of XBKS as Annex D to the proxy statement/prospectus included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such proxy statement/prospectus under the headings “SUMMARY—Opinion of XBKS’s Financial Advisor,” “THE MERGER—Background of the Merger,” “THE MERGER—XBKS’s Reasons for the Merger; Recommendation of the XBKS Board of Directors,” and “THE MERGER—Opinion of XBKS’s Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: April 7, 2016

/s/ Macquarie Capital (USA) Inc.
MACQUARIE CAPITAL (USA) INC.